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                                                                   EXHIBIT 10.35

                                TALX CORPORATION

                 SCHEDULE OF DIRECTOR COMPENSATION ARRANGEMENTS

We pay each director an annual retainer of $12,000, a $4,000 additional retainer for serving as Chairman of a Committee, a $1,000 fee for each quarterly Board meeting attended, a $1,000 fee for each Committee meeting attended in person, a $500 fee for each special Board meeting attended in person, and a $250 fee for each Committee or special Board meeting attended by telephone, plus expenses. Our officers do not receive any additional compensation for serving as members of the Board of Directors or any of its Committees.

Pursuant to our Outside Directors' Stock Option Plan, adopted in July 1996 and amended in May 2001 and September 2004 (as amended, the "Outside Directors' Plan"), each non-employee director receives each year options to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date. On May 10, 2005, each non-employee director was granted an option to purchase 2,812 shares of our Common Stock, after adjustment for the effect of the 3-for-2 stock split. The options have a term of six years and become exercisable one year after date of grant, provided that no option may be exercised at any time unless the participant is then an outside director and has been so continuously since the granting of the option (except as described below), and provided further that upon a Change in Control (as defined in the Outside Directors' Plan), the options will become immediately exercisable.

Unexercised options will expire upon the termination of a participant's service as a director of the Company, unless such termination was by reason of death or disability or subsequent to a Change in Control, in which case the personal representative of the participant may exercise any or all of the participant's unexercised unexpired options (provided such exercise occurs within 12 months of the date of the participant's death or termination) or, in the case of a Change in Control, the participant may exercise any or all of the participant's unexercised unexpired options but not after the term of such options. A total of 326,700 shares of Common Stock have been authorized for issuance under the Outside Directors' Plan (after giving effect to all stock dividends and splits).

TALX has adopted the 2005 Omnibus Incentive Plan that provides for the issuance of incentive stock options, non-qualified stock options, restricted stock grants, stock appreciation rights and performance units. The plan allows for maximum awards of 4,500,000 shares of common stock, after adjustment for the 3-for-2 stock split. On September 25, 2005, the Board of Directors awarded 15,000 shares of restricted stock to our outside Directors, after adjustment for the effect of the 3-for-2 stock split. The weighted average fair value of the restricted shares on the date of grant was $22.39, after adjustment for the 3-for-2 stock split. On January 24, 2006, the Board of Directors awarded another 15,000 shares of restricted stock to our outside Directors, after adjustment for the effect of the 3-for-2 stock split. The weighted average fair value of the restricted shares on the date of grant was $32.92. The shares awarded to outside Directors vest evenly over three years. Recipients of restricted stock pay nominal cash consideration equal to the $0.01 par value of their shares, have the right to vote all shares subject to the grant, and have dividend rights with respect to the shares, whether or not the shares have vested.

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The 2005 Omnibus Incentive Plan replaced the Outside Directors' Stock Option
Plan, and no future grants will be made under the Outside Directors' Stock Option Plan. Except for shares of common stock issuable pursuant to outstanding awards, whether or not vested, shares of common stock available under the Outside Directors' Stock Option Plan are no longer available for issuance, and no shares of common stock forfeited or cancelled under the Outside Directors' Stock Option Plan will be available for grants under the 2005 Omnibus Incentive Plan.

The Nominating and Corporate Governance Committee of our Board of Directors recommends for approval awards of stock options and restricted stock under the Outside Directors' Plan and the 2005 Omnibus Incentive Plan to the Board of Directors, subject to the approval of the Board of Directors. For restricted stock, the Committee's recommendation will be discretionary, based on the individual performance and participation of each outside director. While it is currently contemplated that each outside director will be awarded an equal number of shares of restricted stock, the Committee may recommend that one or more outside directors receive a greater number of shares based on outstanding performance.